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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 30, 2003
Date of earliest event reported: May 14, 2003

HA2003, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-13525
(Commission File Number)

36-3573412
(I.R.S. Employer Identification No.)

707 Skokie Boulevard, Suite 600, Northbrook, IL 60062
(Address of principal executive offices)

(847) 600-3000
(Registrant's telephone number, including area code)

HA-LO Industries, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Item 2.    Acquisition or Disposition of Assets

        HA-LO Industries, Inc., a Delaware corporation ("HA-LO"), and Lee Wayne Corporation, a wholly-owned subsidiary of HA-LO incorporated in Illinois ("Lee Wayne," together with HA-LO, the "Sellers"), sold their assets in connection with their primary promotional products business on May 14, 2003 pursuant to a Purchase Agreement, dated as of February 21, 2003, and amended pursuant to the First Amendment to Purchase Agreement, dated as of April 4, 2003, (as amended, the "Amended Purchase Agreement"), with HA-LO Promotions Acquisition Corp., a Delaware corporation, and HA-LO Holdings BV, an entity to be formed as a Netherlands company (together, the "Buyers"). The Amended Purchase Agreement provides for the sale of substantially all the operating assets and operations of HA-LO and Lee Wayne and assumption of certain liabilities and obligations related to those assets and operations (the "Sale"), for an aggregate purchase price of approximately $22 million, including cash in the amount of $14,000,000, a secured promissory note in the principal amount of $5,000,000 and a contingent promissory note in the principal amount of $3,000,000, which are subject to adjustment as provided in the Amended Purchase Agreement (the "Purchase Price"). The Purchase Price is based on the fair market value of the assets as determined through market work done by Lincoln Partners, an investment banking firm employed by the estate, a Bankruptcy Court-approved bidding and sale process, and negotiations between the Sellers and the Buyers. HA-LO did not sell certain causes of action, including but not limited to bankruptcy causes of action, that it is currently prosecuting or may in the future prosecute.

        The Buyers are affiliated with H.I.G. Capital LLC, a private equity and venture capital investment firm based in Miami, Florida. There is no material relationship between the Buyers on the one hand and HA-LO, any of HA-LO's affiliates, any of HA-LO's directors or officers or any associate of any of HA-LO's directors or officers on the other hand.

        HA-LO expects to use the net proceeds from the Sale to pay administrative expenses and pre-petition debt in its bankruptcy case, in accordance with a plan of reorganization that it will soon be filing and that will be subject to bankruptcy court approval (see below for more information regarding its bankruptcy case). Notwithstanding the receipt of proceeds from the Sale, HA-LO expects that because the pre-petition debt considerably exceeds the proceeds from the Sale, the holders of equity interests in HA-LO are unlikely to receive or retain anything of value on account of their equity interests in HA-LO in the bankruptcy.

        HA-LO remains a debtor, with two of its subsidiaries, Lee Wayne and Starbelly.com, Inc. (the "Debtors") in three separate, although jointly administered, Chapter 11 cases (the "Cases") in case number 02 B 12059. The Sale does not include any of the assets or operations of Starbelly.com, Inc. Persons interested in more information concerning the Cases, or the Debtors' financial performance, are encouraged to review the pleadings, reports and other papers on file in the Office of the Clerk of the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, Everett McKinley Dirksen Federal Building, 219 S. Dearborn Street, Chicago, Illinois.

        Copies of the Purchase Agreement, dated as of February 21, 2003, and the First Amendment to Purchase Agreement, dated as of April 4, 2003, are attached hereto as exhibits and incorporated herein by reference.

Item 5.    Other Events

        In connection with the Amended Purchase Agreement and the Order, dated February 28, 2003, by the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Order"), HA-LO has changed its name to "HA2003, Inc." as of May 19, 2003 and Lee Wayne has changed its name to "LW2003, Inc." as of May 20, 2003. A copy of the Order is attached hereto as an exhibit and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(c)
Exhibits
Exhibit No.	Description of Exhibit	Reference
2.1	Purchase Agreement, dated as of February 21, 2003, by and among HA-LO Industries Inc., Lee Wayne Corporation, HA-LO Promotions Acquisition Corp. and HA-LO Holdings BV (incorporated by reference to Exhibit 2 to Form 8-K filed on February 27, 2003).	Incorporated by Reference
2.2
	First Amendment to the Purchase Agreement, dated as of April 4, 2003, by and among HA-LO Industries Inc., Lee Wayne Corporation, HA-LO Promotions Acquisition Corp. and HA-LO Holdings BV (incorporated by reference to Exhibit 2.2 to Form 8-K filed on April 10, 2003).	Incorporated by Reference
99
	Order, dated February 28, 2003, by the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (incorporated by reference to Exhibit 99.1 to Form 8-K filed on March 10, 2003).	Incorporated by Reference

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA-LO Industries, Inc. (Registrant)
Date: May 29, 2003	/s/ MARC SIMON Marc Simon Chief Executive Officer

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  Item 2. Acquisition or Disposition of Assets
  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
Signatures